Exhibit 23.1b.




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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report, dated May 29, 1998, accompanying the financial statements of the Dean Witter Select Equity Trust Utility Stock Series 1 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.


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DELOITTE & TOUCHE LLP




June 11, 1998
New York, New York